Exhibit 99.1

PRESS RELEASE

Contacts:	Investors/Media:
Kevin C. O’Boyle	Stephanie Carrington/Greg Tiberend
Chief Financial Officer	The Ruth Group
NuVasive, Inc.	646-536-7017/7005
858-271-7070	scarrington@theruthgroup.com
investorrelations@nuvasive.com	gtiberend@theruthgroup.com

NuVasive Appoints Two New Members to its Board of Directors

San Diego, CA — December 15, 2004 — NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today the appointments of Peter C. Farrell, Ph.D., AM and Robert J. Hunt to the Company’s Board of Directors.  These appointments bring the total number of directors to eight and the number of independent directors to seven.  Dr. Farrell will serve on the Nominating and Governance Committees and Mr. Hunt will serve on the Audit Committee.

Peter C. Farrell, Ph.D., AM, is founding Chairman and Chief Executive Officer of ResMed, Inc. (NYSE: RMD), a leading developer and manufacturer of medical equipment for the diagnosis and treatment of sleep-disordered breathing.  Dr. Farrell has overseen ResMed’s growth since its 1989 inception to reach $354 million in annual revenues and $60 million in net income, with 38 consecutive quarters of year-over-year growth in revenues and profits.  Dr. Farrell’s leadership has helped earn ResMed substantial recognition as a leader in its industry and one of the best run and fastest growing companies in America by business publications such as Business Week, Forbes, Fortune and Investor’s Business Daily.  Dr. Farrell holds bachelor and masters degrees in chemical engineering from the University of Sydney and the Massachusetts Institute of Technology, a Ph.D. in bioengineering from the University of Washington, Seattle and a Doctor of Science from the University of New South Wales for research related to dialysis and renal medicine.

Robert J. Hunt is the co-founder of the Mercury Investment Group, an investment advisory firm established in 2002.  Mr. Hunt also oversaw the finance team at AutoZone, Inc. (NYSE: AZO) for eight years, serving as Executive Vice President and Chief Financial Officer and Director prior to his retirement in 2002.  Mr. Hunt previously held senior financial management positions at The Price Company, Malone & Hyde, Inc. and PepsiCo, Inc.  He is active in several not-for-profit organizations and is currently a director of the Smithsonian Rock and Soul Museum.  He has also served as a director of SCB Computer Technology, Inc.  Mr. Hunt holds bachelor and masters degrees from Columbia University and is a certified public accountant.

Alexis V. Lukianov, Chairman, President and Chief Executive Officer, remarked, “The substantial leadership, operational and financial experience of these two new members will bring added strength to the Board’s collective ability to act in the best interests of our shareholders.  Dr. Farrell’s impressive leadership skills in founding and rapidly growing a successful medical device company provide us with a considerable strategic resource.  Robert Hunt brings over 20 years of public and private company experience to our board.  His extensive financial and operational management experience will be invaluable as we expand the market for our leading spine surgery products and technologies.”

About NuVasive

NuVasive is a medical device company focusing on the design, development and marketing of products for use in minimally disruptive surgical treatments for the spine. NuVasive’s Maximum Access Surgery (MAS™) product platform includes the NeuroVision® nerve avoidance system, MaXcess™ spine access system, and specialized implants.  NuVasive also offers classic fusion implant products for use in spine surgery and has an R&D pipeline emphasizing motion preservation products such as total disc replacement (TDR).

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the medical device industry, NuVasive’s ability to convince surgeons to use its products, the ability of patients to obtain third-party reimbursement for surgical procedures employing NuVasive’s products, risks related to government regulation of medical devices, risks related to NuVasive’s ability to effectively manage the growth of its business, risks related to ownership and enforcement of intellectual property rights, NuVasive’s ability to successfully develop new products, and other risks and uncertainties more fully described in NuVasive’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and NuVasive’s Prospectus filed pursuant to Rule 424 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on May 13, 2004.  NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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